UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2014

SILVERCREST ASSET MANAGEMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has elected Mr. Albert Messina to its Board of Directors by unanimous written consent, effective as of March 19, 2014.

Mr. Messina joined the Company in April 2002 as a Managing Director and Portfolio Manager of equity and fixed income portfolios. Mr. Messina became a member of the Company’s Executive Committee in April 2013. Prior to 2002, Mr. Messina was a Managing Director at Credit Suisse Asset Management (CSAM), where he served in a similar capacity. He arrived at CSAM as a result of that firm’s merger with DLJ, where he had worked since 1983. Previously, he spent 14 years with Bankers Trust Company, where he advised private clients and oversaw the fiduciary department’s Tax Services Division. Mr. Messina holds a B.A. in Economics from Brooklyn College.

In conjunction with his election as a Director, there was no arrangement or understanding between Mr. Messina and any other persons, pursuant to which he was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2014

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
Name: Scott A. Gerard
Title: Chief Financial Officer